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                                      PROXY

 Four Corners Financial Corporation, 370 East Avenue, Rochester, New York 14604
   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 9, 1998

The undersigned Shareholder of Four Corners Financial Corporation hereby appoints and constitutes William S. Gagliano and Bernard J. Iacovangelo, and either of them, the proxy or proxies of the undersigned with full power of substitution and revocation, for and in the name of the undersigned to attend the special meeting of Shareholders of the Company to be held at 370 East Avenue, Rochester, New York 14604 on September 9, 1998 at 10:00 A.M., EDT, and any and all adjournments of said meeting, and to vote all shares of stock of Four Corners Financial Corporation, registered in the name of the undersigned and entitled to vote at said meeting upon the matters set forth below.

Management Recommends a VOTE FOR Items 1 and 2.

1.   Approve Reverse Stock Split:

To approve (a) the Board of Directors adoption of an Amendment to the Company's Restated Certificate of Incorporation providing for a reduction of the number of authorized shares of the Company?s common stock from 15,000,000 authorized shares with a par value of $.04 per share to 150,000 authorized shares with a par value of $4.00 per share; (b) a 1 for 100 reverse stock split of the Company's currently issued and outstanding common stock; and (c) a cash payment in the amount of $12.00 times each fraction of a share resulting from such reverse stock split in lieu of the issuance of any resulting fractional shares.

          FOR [ ]                 AGAINST [ ]              ABSTAIN [ ]

2.   Approve Ratification and Payment Proposal:

To ratify and affirm the approval by the Shareholders of the 1 for 4 reverse stock split on July 29, 1992, and to authorize the payment by the Company of the indebtedness owed to Shareholders owning fractional shares resulting from the 1992 reverse stock split, together with the payment of simple interest on the amount of such indebtedness.

          FOR [ ]                 AGAINST [ ]              ABSTAIN [ ]


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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
DIRECTED BY THE SHAREHOLDER.  IF NO CHOICE IS SPECIFIED,
INCLUDING ABSTENTIONS, FOR A GIVEN PROPOSAL, THIS
PROXY WILL BE VOTED FOR THAT PROPOSAL


                                        Four Corners Financial Corporation
                                        Special Meeting Proxy - September ___,
                                        1998

                                        Dated: _________________, 1998


                                        ----------------------------------
                                                    Signature


                                        ----------------------------------
                                                    Signature

                                        Joint owners should each sign.
                                        Executors, trustees, guardians,
                                        corporate officers, and other
                                        representatives should give title

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


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